                                                                      Exhibit 10


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post- Effective Amendment No. 12 to the Registration Statement (Form N-4 No. 333-36316) pertaining to the Lincoln Life Variable Annuity Account N, and to the use therein of our reports dated (a) March 8, 2005, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company, and (b) March 1, 2005, with respect to the financial statements of Lincoln Life Variable Annuity Account N.


/s/ Ernst & Young LLP
Fort Wayne, Indiana
April 18, 2005